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                                   EXHIBIT 3

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                                OPTION AGREEMENT

        This OPTION AGREEMENT is entered into as of March 10, 1995 by and between Robert Grosser ("Optionor") and Jay L. Botchman ("Optionee").

        WHEREAS, Optionor is the owner of 1,380,000 shares of the common stock, par value $.01 per share, of Cityscape Financial Corp., a Delaware corporation (the "Corporation"); and

        WHEREAS, Optionee has provided consulting services to the Corporation and to its wholly owned subsidiary Cityscape Corp, in the past and will continue to do so in the future; and

        WHEREAS, as a shareholder of the Corporation, Optionor derives indirect benefits from the consulting services provided to the Corporation and Cityscape Corp by Optionee; and

        WHEREAS, Optionor desires to grant to Optionee and Optionee desires to acquire from Optionor, an option to purchase up to 345,000 shares of the common stock of the Corporation, par value $.01 per share (the "Common Stock"), held by Optionor on the terms and conditions of this Agreement;

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

        1. Grant of Option. Optionor hereby grants to Optionee the right and option (the "Option") to purchase, on the terms and conditions herein set forth, up to 345,000 shares of the Common Stock held by Optionor.
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        2.      Term of Option.  The term of the Option shall commence on July
1, 1996, and all rights to purchase shares thereunder shall cease at 11:59 P.M., Eastern Standard Time, five years from the date hereof.

        3. Purchase Price. The purchase price of the shares of Common Stock covered by the Option (the "Purchase Price") shall be Five Dollars ($5.00) per share.

        4. Exercise of Option. Subject to the terms and conditions of this Agreement, Optionee may exercise the Option during the term thereof by giving written notice to Optionor at the address set forth under Optionor's signature below. Such notice shall state the election to exercise the Option and the number of shares of Common Stock as to which the Option is being exercised, and shall be accompanied by full payment in cash or certified check of the full Purchase price for the number of shares of Common Stock as to which the Option is being exercised, as provided in Section 3 above. The Option may be exercised in whole or in part. Upon receipt of the notice of election and payment of the Purchase Price, Optionor shall cause certificates for the shares subject to the Option to be issued in the name of Optionee. Until such time as the Option is exercised, Optionor shall have the entire beneficial ownership in such shares, including without limitation, all voting rights relating to the shares, and the right to receive any dividends or other distributions relating thereto.


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        5.      Restricted Stock. The shares of Common Stock that are subject to the Option are restricted, and the certificates evidencing such shares bear the following legend:

        The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not for distribution or resale. They may not be mortgaged, pledged, hypothecated, or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act.

        The Optionee acknowledges that any certificates evidencing shares obtained by the Optionee upon the exercise of this Option shall bear the same or a similar legend.

        6. Adjustments. The number and class of shares subject to the Option, and the Purchase Price per share (but not the total Purchase Price), shall all be proportionately adjusted in the event of any change or increase or decrease in the number of issued shares of Common Stock, without receipt of consideration by the Corporation, that results from a split-up or consolidation of shares, payment of a stock dividend, a recapitalization, a combination of shares or other like capital adjustment, or upon a merger, consolidation or reorganization of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, so that, upon exercise of the Option, Optionee shall receive the number and class of shares that he would have received had he been the holder of the number of shares of Common Stock for which the Option is being exercised on the date of such change or increase or decrease in the number of shares of Common Stock or on the effective date of such merger, consolidation or reorganization. No fractional shares shall be issued under the Option.

        7. Shares Free and Clear. All shares of Common Stock purchased by Optionee pursuant to the exercise of the Option shall be delivered by Optionor free and clear of all claims, liens and encumbrances of every nature (except the provisions of

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this Agreement and any conditions concerning the shares imposed under applicable securities laws), and Optionee shall acquire full and complete title and right to all of such shares free and clear of all claims, liens and encumbrances of every nature (except the provisions of this agreement and any conditions concerning the shares imposed under applicable securities laws).

        8. Representations and Warranties of Optionee. Optionee represents and warrants to Optionor that the Option and any shares that may be acquired upon exercise of the Option are being acquired by him for investment for his account and not with a view to disposition in connection with a resale or other disposition thereof and that he is an "accredited investor" within the definition thereof set forth in Rule 501(a) of the Securities Act of 1933.

        9. Representations and Warranties of Optionor. Optionor represents and warrants to Optionee that the execution, delivery and performance of this Agreement by the Optionor and the consummation by him of the transactions contemplated hereby do not require the consent, waiver, approval, license or authorization of or any filing with any person or public authority, except as may be required by applicable securities laws and will not violate or result in a breach of any agreement, contract, instrument, judgement, decree or order to which he is a party or by which he is bound.

        10. Specific Performance. The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damages that would be suffered by Optionee in the event of a breach of this Agreement by Optionor. Therefore, Optionor agrees that Optionee may obtain specific performance of this Agreement and injunctive relief against any breach hereof.

        11. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, by United States certified or registered mail, postage prepaid, to the parties or their assignees at the addresses set forth under the signatures below (or such other address as shall be given in writing by either party to the other).

        12. Binding Obligations. This Agreement shall be binding upon and shall




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inure to the benefit of the parties hereto and their respective representatives, successors and permitted assigns.

        13. Applicable Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (but not including the choice of law rules thereof).

        14. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing signed by both of the parties hereto.

        15. Effect of Headings. The descriptive headings contained herein are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        16. Assignment. Neither party hereto may assign any of his rights or obligations under this Agreement without the prior written consent of the other party hereto.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first hereinabove set forth.


                                                /s/ Robert Grosser
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                                                Robert Grosser
                                                39 Windgate Drive
                                                New City, N.Y. 10956


                                                /s/ Jay L. Botchman
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                                                Jay L. Botchman
                                                63 Byram Shore
                                                Greenwich, CT 06830

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